UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 12, 2014

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On February 12, 2014, the Board of Directors of Epcylon Technologies, Inc., a Nevada corporation (the "Company"), authorized the establishment of an advisory board (the "Advisory Board"). The Advisory Board shall have the responsibility of advising the Board of Directors and management of the Company regarding the Company's development of its intellectual property and technology, including trans-border technology transfer efforts (the "Proprietary Technology"). The Proprietary Technology relates to the Company's operations including, but not limited to, its mobile lottery software application (the "MOBI Products") and its Stealth products for proprietary algorithmic securities trading systems.

On February 12, 2014, the Board of Directors appointed Mr. Hubert Grosser as a member of its Advisory Board in the capacity of technology transfer expert. Mr. Grosser was the former head of marketing and public relations for Fraunhofer IPA, Stuttgart, and has spent the past twenty-five years at Germany's renowned Fraunhofer Gesellschaft, which is one of Europe's leading semi-governmental technology think tanks. In his capacity as a member of the Advisory Board, Mr. Grosser will provide the Company with extensive knowledge regarding evaluation of cross-border technologies and identification of suitable innovations.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Press Release dated February 12, 2014 of Epcylon Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: February 12, 2014	/s/ Cato Kemmler
Name: Cato Kemmler
Title: President